Exhibit 99.1

.

FOR IMMEDIATE RELEASE

Hexion Inc. Announces Third Quarter 2020 Results

Third Quarter 2020 Highlights

•Entered into a definitive agreement to sell our Phenolic Specialty Resin, Hexamine and European-based Forest Products Resins businesses for approximately $425 million

•Net sales from continuing operations of $634 million

•Loss from continuing operations, net of taxes of $26 million

•Net loss of $102 million

•Segment EBITDA from continuing operations of $91 million compared to $104 million in the third quarter 2019. Both periods reflect the treatment of the pending divestiture as discontinued operations. The prior year period also included $18 million of Segment EBITDA related to deferred revenue that was accelerated on July 1, 2019 as part of Fresh Start accounting.
COLUMBUS, Ohio - (November 9, 2020) - Hexion Inc. (“Hexion” or the “Company”) today announced results for the third quarter ended September 30, 2020.
"Third quarter 2020 results reflected steadily improving volume gains each month during the quarter as ongoing improvement in several key end markets drove Segment EBITDA that exceeded the prior year by 6 percent if excluding the prior year impact of fresh start accounting,” said Craig Rogerson, Chairman, President and Chief Executive Officer. “We were also pleased to post strong sequential Segment EBITDA from continuing operations gains of 60% in the third quarter of 2020 compared to second quarter Segment EBITDA from continuing operations of $56 million. Favorable residential construction trends drove strong sequential improvement in our third quarter volumes and EBITDA for our Adhesives segment. Our Coatings & Composites segment posted positive Segment EBITDA gains in the third quarter of 2020 versus the prior year due to our specialty epoxy resins business and continued positive demand in wind energy, as well as our Versatic Acids™ and Derivatives business due to strength in architectural coatings and recovering automotive demand.”
Mr. Rogerson added: "We were pleased to recently announce a divestiture and continue to explore other portfolio optimization opportunities. Upon closing, we plan to use the proceeds to invest in our business and reduce our debt. While our volumes continued to improve sequentially in October, visibility remains limited regarding the fourth quarter of 2020 because of the pandemic as well as normal year-end volatility. Our balance sheet, liquidity, and ability to generate cash remain strong, and we are encouraged by the recent trends in housing, wind energy, automotive and several other markets, although we continue to keep a close eye on key economic indicators to monitor the impact of COVID-19. In addition, we expect to be free cash flow1 positive in 2020. We remain focused on the things we can control, such as completing the pending divestiture, maintaining our streamlined cost structure and continuing to accelerate new product development, which we believe positions us favorably as
1 Free cash flow is a non-GAAP financial measure and is a liquidity measure used by the Company. Free cash flow is defined by the Company as net cash provided by (used in) operating activities less capital expenditures on property, plant and equipment. See Schedule 7 to this release for the Company's free cash flow by quarter.

demand recovers. We also plan to expand our investments in productivity and growth-oriented capital expenditures to drive future growth in 2021 and future years.”
Hexion Announces Strategic Divestiture
On September 27, 2020, the Company entered into a Purchase Agreement for the sale of its Phenolic Specialty Resin (PSR), Hexamine and European-based Forest Products Resins businesses (together with PSR, the “Held for Sale Business” or the “Business”) for approximately $425 million to Black Diamond and Investindustrial. The consideration consists of $335 in cash and certain assumed liabilities with the remainder in future proceeds based on the performance of the Held for Sale Business. The final purchase price is subject to customary post-closing adjustments.
The business includes approximately 900 associates and 11 manufacturing facilities globally where phenolic specialty resins and engineered thermoset molding compounds are produced for a wide range of end markets including building and construction, industrial, automotive, electronics, agriculture and consumer. The Company expects to use the net sale proceeds to reduce indebtedness as well as for general corporate purposes including investments in its business. The transaction is intended to close in the first quarter of 2021, subject to regulatory approvals and other customary closing conditions, including Works Council consultation.
Fresh Start Accounting
Upon emerging from Chapter 11 on July 1, 2019 ("Effective Date") and qualifying for the application of fresh-start accounting, Hexion's assets and liabilities were recorded at their estimated fair values which, in some cases, were significantly different than amounts included in the Company's financial statements prior to the Effective Date. Accordingly, Hexion's financial condition and results of operations on and after the Effective Date are not directly comparable to our financial condition and results of operations prior to the Effective Date. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to the Effective Date. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company on or before the Effective Date.

Third Quarter 2020 Results
In January 2020, Hexion updated its reportable segments to align around two growth platforms: Adhesives; and Coatings and Composites. The Adhesives Segment is organized around Construction Adhesives, Industrial Adhesives, and Intermediates and Derivatives, while the Coatings and Composites Segment is organized around Composites, Performance Coatings, and Base Chemicals. Corporate and Other continues to be a reportable segment.
As of September 30, 2020, the Company reclassified the assets and liabilities of our Held for Sale Business as held for sale on the unaudited Condensed Consolidated Balance Sheets and reported the results of its operations for the three and nine months ended September 30, 2020 as “(Loss) income from discontinued operations, net of taxes” on the unaudited Condensed Consolidated Statements of Operations. Amounts for prior periods have similarly been retrospectively reclassified for all periods presented. See Schedules 9 and 10 for additional financial information for our Held for Sale Business.
Total net sales for the quarter ended September 30, 2020 were $634 million, a decrease of 9% compared with $693 million in the prior year period. Volumes positively impacted net sales by $13 million due to volume increases in Hexion's specialty epoxy and base epoxy resins businesses, offset by decreases in the Company's North American wood adhesives business due to overall weakness in the market, primarily in the non-residential construction industry. Pricing negatively impacted sales by $68 million due primarily to raw material price decreases contractually passed through to customers across many businesses, as well as unfavorable product mix and continued competitive market conditions in base epoxy resins. Foreign currency translation negatively impacted net sales by $4 million due to the weakening of various foreign currencies against the U.S. dollar in the third quarter of 2020 compared to the third quarter of 2019.
Net loss for the Successor three months ended September 30, 2020 was $102 million compared to a net income of $3,054 million for the Predecessor period July 1, 2019 and a net loss of $43 million in the Successor period of July 2, 2019 through September 30, 2019. Total Segment EBITDA from continuing operations for the quarter ended September 30, 2020 was $91 million, a decrease of $13 million compared with the prior year period reflecting improved results in our Versatic™ Acids and Derivatives and specialty epoxy resins businesses, offset by the absence of the $18 million of Segment EBITDA in the prior year related to deferred revenue that was accelerated on July 1, 2019 as part of Fresh Start Accounting.
Segment Results
Following are net sales and Segment EBITDA by reportable segment for the Successor three and nine months ended September 30, 2020 and Successor three and nine months ended September 30, 2019.

	Successor	Non-GAAP Combined	Successor	Non-GAAP Combined
	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net Sales (1):
Adhesives	$293	$361	$874	$1,122
Coatings and Composites	341	332	981	1,052
Total	$634	$693	$1,855	$2,174

Segment EBITDA:
Adhesives	$58	$77	$156	$194
Coatings and Composites	50	44	115	140
Corporate and Other	(17)	(17)	(51)	(47)
Total	$91	$104	$220	$287
(1)     Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Efficiency and Cost Savings Initiatives
In the third quarter of 2020, Hexion continued to implement the creation of a business services group with Capgemini to provide certain administrative functions to further improve the Company's organizational efficiency and reduce its costs in future years. During the first nine months of 2020, the Company also achieved $19 million of cost savings related to its cost savings initiatives. At September 30, 2020, Hexion had approximately $8 million of total in-process savings that it expects to realize over the next 12 months.
Liquidity and Capital Resources
As of September 30, 2020, total debt was approximately $1.8 billion and consisted primarily of the Company’s approximately $1.2 billion Senior Secured Term Loans due 2026 and $450 million Senior Notes due 2027. At September 30, 2020, the Company had $452 million in liquidity, including $155 million of unrestricted cash and cash equivalents. In addition, Hexion has no upcoming maturities on its term loan or notes until 2026. Hexion expects to have adequate liquidity to fund its ongoing operations for the next twelve months from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under its credit facilities.

Earnings Call
Hexion will host a teleconference to discuss Third Quarter 2020 results on Monday, November 9, 2020 at 9:00 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:
U.S. Participants: (844) 492-6045
International Participants: (574) 990-2716
Participant Passcode: 3589528
Live internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.hexion.com. A replay of the call will be available for one week following the call and can be access by dialing (855) 859-2056 (U.S.) and (404) 537-3406 (International). The passcode is 3589528.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the other segments. Segment EBITDA should not be considered a substitute for net (loss) income or other results reported in accordance with U.S. GAAP. Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedules 4 and 5 to this release for reconciliation of net (loss) income to Segment EBITDA.
Pro Forma EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro forma basis, including the expected future cost savings from business optimization programs or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. The Company believes that including the supplemental adjustments that are made to calculate Pro Forma EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Pro Forma EBITDA and Fixed Charges are not defined terms under U.S. GAAP. Pro Forma EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. Additionally, Pro Forma EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the Indenture governing the Senior Notes due 2027 should not be considered an alternative to interest expense. See Schedule 6 to this release for reconciliation of net income to Pro Forma EBITDA and the Fixed Charges Ratio.
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company's liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. See Schedule 7 to this release for the Company's free cash flow by quarter.
Net debt is defined by the Company as total debt less cash and cash equivalents. We believe that net debt provides useful information to management, investors, analysts and other parties in evaluating changes to the Company's capital structure and credit quality assessment. See Schedule 8 to this release for the Company's net debt by quarter.

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs, uncertainties related to COVID-19 and the impact of our responses to it and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About the Company
Based in Columbus, Ohio, Hexion Inc. is a global leader in thermoset resins. Hexion Inc. serves the global adhesive, coatings, composites and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion Inc. and its products is available at www.hexion.com.

Investors and Media Contact:
John Kompa
614-225-2223
john.kompa@hexion.com

See Attached Financial Statements

HEXION INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Successor		Predecessor	Successor		Predecessor
(In millions)	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019

Net sales	$634	$693	$—	$1,855	$693	$1,481
Cost of sales (exclusive of depreciation and amortization shown below)	500	586	—	1,514	586	1,211
Selling, general and administrative expense	56	61	—	164	61	128
Depreciation and amortization	47	48	—	143	48	43
Asset impairments	—	—	—	16	—	—
Business realignment costs	19	12	—	57	12	14
Other operating expense, net	4	4	—	15	4	17
Operating income (loss)	8	(18)	—	(54)	(18)	68
Interest expense, net	25	28	—	76	28	89
Other non-operating (income) expense, net	(8)	4	—	(12)	4	(11)
Reorganization items, net	—	—	(3,126)	—	—	(2,970)
(Loss) income from continuing operations before income tax and earnings from unconsolidated entities	(9)	(50)	3,126	(118)	(50)	2,960
Income tax expense (benefit)	17	(5)	191	8	(5)	201
(Loss) income from continuing operations before earnings from unconsolidated entities	(26)	(45)	2,935	(126)	(45)	2,759
Earnings from unconsolidated entities, net of taxes	—	1	—	2	1	1
(Loss) income from continuing operations, net of taxes	(26)	(44)	2,935	(124)	(44)	2,760
(Loss) income from discontinued operations, net of taxes	(76)	1	119	(79)	1	135
Net (loss) income	$(102)	$(43)	$3,054	$(203)	$(43)	$2,895
Net income attributable to noncontrolling interest	—	—	—	—	—	(1)
Net (loss) income attributable to Hexion Inc.	$(102)	$(43)	$3,054	$(203)	$(43)	$2,894

HEXION INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $3 and $4, respectively)	$158	$254
Accounts receivable (net of allowance for doubtful accounts of $3)	363	316
Inventories:
Finished and in-process goods	191	211
Raw materials and supplies	70	82
Current assets held for sale	103	99
Other current assets	51	40
Total current assets	936	1,002
Investment in unconsolidated entities	16	14
Deferred tax assets	6	6
Long-term assets held for sale	318	400
Other long-term assets	60	44
Property and equipment:
Land	78	82
Buildings	124	114
Machinery and equipment	1,207	1,148
	1,409	1,344
Less accumulated depreciation	(187)	(63)
	1,222	1,281
Operating lease assets	105	110
Goodwill	164	164
Other intangible assets, net	1,082	1,125
Total assets	$3,909	$4,146
Liabilities and Equity
Current liabilities:
Accounts payable	$265	$289
Debt payable within one year	77	70
Interest payable	21	35
Income taxes payable	6	17
Accrued payroll and incentive compensation	40	43
Current liabilities associated with assets held for sale	67	69
Current portion of operating lease liabilities	19	20
Other current liabilities	112	95
Total current liabilities	607	638
Long-term liabilities:
Long-term debt	1,756	1,715
Long-term pension and post employment benefit obligations	223	223
Deferred income taxes	153	149
Operating lease liabilities	78	82
Long-term liabilities associated with assets held for sale	59	56
Other long-term liabilities	206	208
Total liabilities	3,082	3,071
Equity
Common stock —$0.01 par value; 100 shares authorized, issued and outstanding	—	—
Paid-in capital	1,168	1,165
Accumulated other comprehensive loss	(49)	(1)
Accumulated deficit	(292)	(89)
Total equity	827	1,075
Total liabilities and equity	$3,909	$4,146

HEXION INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Successor		Predecessor
(In millions)	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019
Cash flows (used in) provided by operating activities
Net (loss) income	$(203)	$(43)	$2,895
Less: (Loss) income from discontinued operations, net of tax	(79)	1	135
(Loss) income from continuing operations	(124)	(44)	2,760
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	143	48	43
Non-cash asset impairments	16	—	—
Non-cash reorganization items, net	—	—	(3,156)
Deferred tax expense (benefit)	5	(8)	140
Loss on sale of assets	7	—	3
Unrealized foreign currency (gains) losses	(1)	6	(7)
Non-cash stock based compensation expense	13	4	—
Financing fees included in net loss	—	—	136
Other non-cash adjustments	(1)	(2)	(1)
Net change in assets and liabilities:
Accounts receivable	(55)	12	(73)
Inventories	31	25	(20)
Accounts payable	(14)	(58)	(15)
Income taxes payable	(8)	2	15
Other assets, current and non-current	(1)	5	3
Other liabilities, current and non-current	(22)	17	9
Net cash (used in) provided by operating activities from continuing operations	(11)	7	(163)
Net cash (used in) provided by operating activities from discontinued operations	(1)	18	(10)
Net cash (used in) provided by operating activities	(12)	25	(173)
Cash flows used in investing activities
Capital expenditures	(78)	(18)	(41)
Proceeds from sale of assets, net	2	—	1
Net cash used in investing activities from continuing operations	(76)	(18)	(40)
Net cash used in investing activities from discontinued operations	(13)	(4)	(2)
Net cash used in investing activities	(89)	(22)	(42)
Cash flows provided by (used in) financing activities
Net short-term debt repayments	(25)	(6)	(4)
Borrowings of long-term debt	209	91	2,313
Repayments of long-term debt	(167)	(100)	(2,261)
Return of capital to parent	(10)	—	—
Proceeds from rights offering	—	—	300
Financing fees paid	—	(2)	(136)
Net cash provided by (used in) financing activities	7	(17)	212
Effect of exchange rates on cash and cash equivalents, including restricted cash	(2)	(3)	—
Change in cash and cash equivalents, including restricted cash	(96)	(17)	(3)
Cash, cash equivalents and restricted cash at beginning of period	254	125	128
Cash, cash equivalents and restricted cash at end of period	158	108	125
Supplemental disclosures of cash flow information
Cash paid for:
Interest, net	$88	$3	$71
Income taxes, net	12	4	10
Reorganization items, net	—	—	188
Non-cash financing activities	13	—	—

HEXION INC.
SCHEDULE 4: RECONCILIATION OF NET (LOSS) INCOME TO SEGMENT EBITDA (Unaudited)

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Three Months Ended September 30, 2019
Reconciliation:
Net (loss) income attributable to Hexion Inc.	$(102)	$(43)	$3,054	$3,011
Less: Net (loss) income from discontinued operations	(76)	1	119	120
Net (loss) income from continuing operations	(26)	(44)	2,935	2,891
Income tax expense (benefit)	17	(5)	191	186
Interest expense, net	25	28	—	28
Depreciation and amortization	47	48	—	48
EBITDA	63	27	3,126	3,153
Adjustments to arrive at Segment EBITDA:
Business realignment costs (1)	19	12	—	12
Transaction costs (2)	1	5	—	5
Realized and unrealized foreign currency (gains) losses	(3)	9	—	9
Reorganization items, net (3)	—	—	(3,099)	(3,099)
Non-cash impact of inventory step-up (4)	—	27	(27)	—
Other non-cash items (5)	6	1	—	1
Other (6)	5	5	18	23
Total adjustments	28	59	(3,108)	(3,049)
Segment EBITDA	$91	$86	$18	$104

Segment EBITDA:
Adhesives	$58	$59	$18	$77
Coatings and Composites	50	44	—	44
Corporate and Other	(17)	(17)	—	(17)
Total	$91	$86	$18	$104
(1)Business realignment costs for the Successor and Predecessor periods below included:

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Three Months Ended September 30, 2019
Severance costs	$4	$4	$—	$4
In-process facility rationalizations	5	3	—	3
Business services implementation	6	—	—	—
Legacy environmental reserves	4	4	—	4
Other	—	1	—	1

(2)For the Successor three months ended September 30, 2020, transaction costs included certain professional fees related to strategic projects.
(3)Represents incremental costs incurred directly as a result of the Company’s Chapter 11 proceedings after the date of filing, gains on the settlement of liabilities under the Plan and the net impact of fresh start accounting adjustments. Excludes the ”Non-cash impact of inventory step-up” discussed below.
(4)Represents $27 of non-cash expense related to the step up of finished goods inventory on July 1 as part of fresh start accounting that was expensed in the successor period upon the sale of the inventory.

(5)Other non-cash items for the Successor and Predecessor periods presented below included:

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Three Months Ended September 30, 2019
Fixed asset write-offs	$—	$—	$—	$—
Stock-based compensation costs	4	5	—	5
Long-term retention programs	1	—	—	—
One-time capitalized variance impact of inventory fresh start step-up	—	(4)	—	(4)
Other	1	—	—	—

(6)Other for Successor and Predecessor periods presented below included:

	Successor		Predecessor	Non-GAAP Combined
	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Three Months Ended September 30, 2019
Legacy expenses	$2	$4	$—	$4
IT outage (recoveries) costs, net	—	(1)	—	(1)
Management fees and other	3	2	—	2
Accelerated deferred revenue	—	—	18	18

	Successor		Predecessor	Non-GAAP Combined
	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019	Nine Months Ended September 30, 2019
Reconciliation:
Net (loss) income attributable to Hexion Inc.	$(203)	$(43)	$2,894	$2,851
Add: Net income attributable to noncontrolling interest	—	—	1	1
Less: Net (loss) income from discontinued operations	(79)	1	135	136
Net (loss) income from continuing operations	$(124)	$(44)	$2,760	$2,716
Income tax expense (benefit)	8	(5)	201	196
Interest expense, net	76	28	89	117
Depreciation and amortization (1)	143	48	43	91
EBITDA	103	27	3,093	3,120
Adjustments to arrive at Segment EBITDA:
Asset impairments	$16	$—	$—	$—
Business realignment costs (2)	57	12	14	26
Transaction costs (3)	4	5	26	31
Realized and unrealized foreign currency losses (gains)	2	9	(7)	2
Reorganization items, net (4)	—	—	(2,943)	(2,943)
Non-cash impact of inventory step-up (5)	—	27	(27)	—
Other non-cash items (6)	29	1	9	10
Other (7)	9	5	36	41
Total adjustments	117	59	(2,892)	(2,833)
Segment EBITDA	$220	$86	$201	$287

Segment EBITDA:
Adhesives	$156	$59	$135	$194
Coatings and Composites	115	44	96	140
Corporate and Other	(51)	(17)	(30)	(47)
Total	$220	$86	$201	$287
(1)For the nine months ended September 30, 2020, accelerated depreciation of $2 has been included in “Depreciation and amortization.”
(2)Business realignment costs for the Successor and Predecessor periods below included:

	Successor		Predecessor	Non-GAAP Combined
	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019	Nine Months Ended September 30, 2019
Severance costs	$15	$4	$8	$12
In-process facility rationalizations	13	3	3	6
Business services implementation	17	—	—	—
Legacy environmental reserves	8	4	1	5
Other	4	1	2	3
(3)For the Successor nine months ended September 30, 2020, transaction costs included certain professional fees related to strategic projects. For the Successor period from July 2, 2019 through September 30, 2019 and the Predecessor period from January 1, 2019 through July 1, 2019, transaction costs primarily included $4 and $23, respectively, of certain professional fees and other expenses related to the Company’s Chapter 11 proceedings.
(4)Represents incremental costs incurred directly as a result of the Company’s Chapter 11 proceedings after the date of filing, gains on the settlement of liabilities under the Plan and the net impact of fresh start accounting adjustments. Excludes the ”Non-cash impact of inventory step-up” discussed below.
(5)Represents $27 of non-cash expense related to the step up of finished goods inventory on July 1 as part of fresh start accounting that was expensed in the successor period upon the sale of the inventory.

(6)Other non-cash items for the Successor and Predecessor periods presented below included:

	Successor		Predecessor	Non-GAAP Combined
	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019	Nine Months Ended September 30, 2019
Fixed asset write-offs	$6	$—	$3	$3
Stock-based compensation costs	13	5	—	5
Long-term retention programs	7	—	5	5
One-time capitalized variance impact of inventory fresh start step-up	—	(4)	—	(4)
Other	3	—	1	1
(7)Other for Successor and Predecessor periods presented below included:

	Successor		Predecessor	Non-GAAP Combined
	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019	Nine Months Ended September 30, 2019
Legacy expenses	$7	$4	$3	$7
IT outage costs (recoveries), net	(4)	(1)	9	8
Management fees and other	6	2	6	8
Accelerated deferred revenue	—	—	18	—

HEXION INC.
SCHEDULE 5: RECONCILIATION OF NET LOSS TO SEGMENT EBITDA BY QUARTER (Unaudited):

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
Reconciliation:
Net loss attributable to Hexion Inc.	$(102)	$(42)	$(59)	$(46)
Add: Net income attributable to noncontrolling interest	—	—	—	1
Less: Net (loss) income from discontinued operations	(76)	(6)	3	7
Net loss from continuing operations	$(26)	$(36)	$(62)	$(52)
Income tax expense (benefit)	17	(12)	3	—
Interest expense, net	25	25	26	27
Depreciation and amortization (1)	47	48	49	44
EBITDA	$63	$25	$16	$19
Adjustments to arrive at Segment EBITDA:
Asset impairments	$—	$—	$16	$—
Business realignment costs (2)	19	18	20	11
Transaction costs (3)	1	1	2	6
Realized and unrealized foreign currency (gains) losses	(3)	(1)	6	(5)
Unrealized losses on pension and OPEB plan liabilities (4)	—	—	—	5
Other non-cash items (5)	6	12	11	9
Other (6)	5	1	2	7
Total adjustments	28	31	57	33
Segment EBITDA	$91	$56	$73	$52

Segment EBITDA:
Adhesives	$58	$43	$55	$56
Coatings and Composites	50	26	39	15
Corporate and Other	(17)	(13)	(21)	(19)
Total	$91	$56	$73	$52
(1)    For the three months ended June 30, 2020 and March 31, 2020, accelerated depreciation of less than $1 and $2, respectively, has been included in “Depreciation and amortization.”
(2)    Business realignment costs for the periods presented below included:

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
Severance costs	$4	$2	$8	$5
In-process facility rationalizations	5	5	6	3
Business services implementation	6	8	4	—
Legacy environmental reserves	4	2	2	3
Other	—	1	—	—
(3)    For the three months ended September 30, 2020, June 30, 2020 and March 31, 2020, transaction costs include certain professional fees related to strategic projects. For the three months ended December 31, 2019, transaction costs primarily included $3 of certain professional fees and other expenses related to the Company's Chapter 11 proceedings incurred post-emergence, as well as certain professional fees related to strategic projects.

(4)    Represents non-cash losses resulting from pension and postretirement benefit plan liability remeasurements.
(5)     Other non-cash items for the periods presented below included:

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
Fixed asset write-offs	$—	$5	$2	$5
Stock-based compensation costs	4	4	5	3
Long-term retention programs	1	3	3	(1)
Other	1	—	1	2
(6)    Other items for the periods presented below included:

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
Legacy expenses	$2	$2	$2	$2
IT outage (recoveries) costs, net	—	(3)	(1)	1
Management fees and other	3	2	1	4

HEXION INC.
SCHEDULE 6: CALCULATION OF THE RATIO OF PROFORMA EBITDA TO FIXED CHARGES (Unaudited)

September 30, 2020
LTM Period
Net loss	$(248)
Net loss from discontinued operations	(72)
Net loss from continuing operations	$(176)
Income tax expense	8
Interest expense, net	103
Depreciation and amortization	187
EBITDA	122
Adjustments to arrive at Pro Forma EBITDA:
Asset impairments	16
Business realignment costs (1)	68
Realized and unrealized foreign currency gains	(3)
Unrealized losses on pension and postretirement benefits (2)	5
Transaction costs (3)	10
Other non-cash items (4)	38
Other (5)	21
Cost reduction programs savings (6)	8
Pro Forma EBITDA	$285
Pro forma fixed charges (7)	$100
Ratio of Pro Forma EBITDA to Fixed Charges (8)	2.85
(1)Primarily represents costs related to certain in-process cost reduction activities, including severance costs of $19, $19 related to certain in-process facility rationalizations, $11 for future environmental clean-up of closed facilities and one-time implementation and transition costs associated with the creation of a business services group within the Company of $18.
(2)Represents non-cash losses resulting from pension and postretirement benefit plan liability remeasurements.
(3)Represents certain professional fees related to strategic projects, including $3 of certain professional fees and other expenses related to our Chapter 11 proceedings incurred post-emergence.
(4)Primarily includes expenses for stock-based compensation costs of $16, non-cash fixed asset write-offs of $12 and long-term retention programs of $6.
(5)Primarily represents $8 of expenses related to legacy liabilities, $6 of business optimization expense, $10 related to management fees and other expenses, offset by $3 of IT outage recoveries.
(6)Represents pro forma impact of in-process cost reduction programs savings. Cost reduction program savings represent the unrealized headcount reduction savings and plant rationalization savings related to cost reduction programs and other unrealized savings associated with the Company’s business realignments activities, and represent our estimate of the unrealized savings from such initiatives that would have been realized had the related actions been completed at the beginning of the period presented. The savings are calculated based on actual costs of exiting headcount and elimination or reduction of site costs. We expect the savings to be realized within the next 18 months.
(7)Reflects pro forma interest expense based on interest rates at September 30, 2020.
(8)The Company’s ability to incur additional indebtedness, among other actions, is restricted under the Secured Indentures, unless the Company has a Pro Forma EBITDA to Fixed Charges ratio of at least 2.0 to 1.0.

HEXION INC.
SCHEDULE 7: FREE CASH FLOW BY QUARTER (Unaudited):

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019
Net cash provided by (used in) operating activities	$7	$83	$(102)	$199
Capital expenditures	(30)	(29)	(32)	(36)
Free Cash Flow (1)	(23)	54	(134)	163
(1)    Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment.

HEXION INC.
SCHEDULE 8: NET DEBT BY QUARTER (Unaudited):

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Debt payable within one year	$77	$76	$80	$70
Long term debt	1,756	1,839	1,834	1,715
Total Debt (1)	$1,833	$1,915	$1,914	$1,785
Less: Cash and cash equivalents	(158)	(295)	(250)	(254)
Net Debt (2)	$1,675	$1,620	$1,664	$1,531
(1)    Total debt represents the sum of "Debt payable within one year" and "Long-term debt" on the Condensed Consolidated Balance Sheets. Certain components of total debt are denominated in foreign currencies.
(2)    Net debt represents "Total Debt" as defined above less "Cash and cash equivalents" on the Condensed Consolidated Balance Sheets.

HEXION INC.
SCHEDULE 9: ASSETS AND LIABILITIES FROM DISCONTINUED OPERATIONS (Unaudited):

	September 30, 2020	December 31, 2019
Carrying amounts of major classes of assets held for sale:
Accounts receivable	$59	$49
Finished and in-process goods	17	21
Raw materials and supplies	17	18
Other current assets	10	11
Total current assets	103	99
Investment in unconsolidated entities	5	3
Other long-term assets	7	11
Property, plant and equipment, net	293	297
Operating lease assets	13	12
Goodwill	14	14
Other intangible assets, net	61	63
Discontinued operations impairment	(75)	—
Total long-term assets	318	400
Total assets held for sale	$421	$499

Carrying amounts of major classes of liabilities held for sale:
Accounts payable	$48	$52
Income taxes payable	2	—
Accrued payroll	5	5
Current portion of operating lease liabilities	2	2
Other current liabilities	10	10
Total current liabilities	67	69
Long-term pension and post employment benefit obligations	30	29
Deferred income taxes	16	15
Operating lease liabilities	5	4
Other long-term liabilities	8	8
Total long-term liabilities	59	56
Total liabilities held for sale	$126	$125

HEXION INC.
SCHEDULE 10: FINANCIAL RESULTS FROM DISCONTINUED OPERATIONS (Unaudited):

	Successor		Predecessor	Successor		Predecessor
	Three Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	July 1, 2019	Nine Months Ended September 30, 2020	July 2, 2019 through September 30, 2019	January 1, 2019 through July 1, 2019

Major line items constituting pretax income of discontinued operations:
Net sales	$120	$149	$—	$360	$149	$309
Cost of sales (exclusive of depreciation and amortization)	100	130	—	301	130	263
Selling, general and administrative expense	11	8	—	33	8	17
Depreciation and amortization	8	7	—	26	7	9
Asset impairments	75	—	—	75	—	—
Business realignment costs	—	1	—	1	1	1
Other operating expense (income), net	—	1	—	—	1	(1)
Operating (loss) income	(74)	2	—	(76)	2	20
Reorganization items, net	—	—	(135)	—	—	(135)
Other non-operating expense, net	1	—	—	1	—	—
(Loss) income from discontinued operations before income tax, earnings from unconsolidated entities	(75)	2	135	(77)	2	155
Income tax expense	2	1	16	3	1	21
(Loss) income from discontinued operations, net of tax	$(77)	$1	$119	$(80)	$1	$134
Earnings from unconsolidated entities, net of tax	1	—	—	1	—	1
Net (loss) income attributable to discontinued operations	$(76)	$1	$119	$(79)	$1	$135